Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 07/31/2006

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 1

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $ 151674

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $   2175
	    Class C	      $   3206
	    Class R	      $    852
	    Class Y	      $  32419

73A.	1.  Dividends from net investment income (per share)
	    Class A	      $  0.27

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $  0.01
    	    Class C	      $  0.02
	    Class R	      $  0.19
	    Class Y	      $  0.37

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A            649735

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B 	       123901
	    Class C            184647
	    Class R	        10673
	    Class Y	       117234


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 35.11

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 33.53
	    Class C           $ 33.74
	    Class R	      $ 35.10
	    Class Y           $ 35.54


Series 3

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  711

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B                - (1)
	    Class C                - (1)

	    (1) less than $500

72EE.	1.  Total capital gains distributions for which record pass during the period (000's omitted)
	    Class A	      $ 2754

	2. Total capital gains distributions for which record pass during the period (000's omitted)
	    Class B                - (1)
	    Class C                - (1)

	    (1) less than $500

73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.22

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.01
    	    Class C	      $ 0.01

73B.	1.  Distributions of capital gains (per share)
	    Class A	      $ 1.02

	2.  Distributions of capital gains (per share)
	    Class B	      $ 1.02
    	    Class C	      $ 1.02

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         3384

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B                 - (1)
	    Class C                 - (1)

	    (1) less than 500 shares outstanding

74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 13.08

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 12.65
	    Class C           $ 12.67